Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Alternative Energy and Environmental Solutions Inc. (the “Company”) on Form 10-Q for the quarter ending October 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Coker, President, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o (d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Alternative Energy and Environmental Solutions Inc.

Date: December 17, 2012

/s/ Peter Coker
Peter Coker President, Chief Executive Officer and Chief Financial Officer